Exhibit 99.1

INVESTOR CONTACT:	Donald J. MacLeod	FOR IMMEDIATE RELEASE:
	(716) 842-5138	October 20, 2021

MEDIA CONTACT:	Maya Dillon
(212) 415-0557

M&T BANK CORPORATION ANNOUNCES THIRD QUARTER RESULTS

BUFFALO, NEW YORK -- M&T Bank Corporation (“M&T”) (NYSE: MTB) today reported its results of operations for the quarter ended September 30, 2021.

GAAP Results of Operations. Diluted earnings per common share measured in accordance with generally accepted accounting principles (“GAAP”) were $3.69 in the third quarter of 2021, up from $2.75 in the year-earlier quarter and $3.41 in the second quarter of 2021. GAAP-basis net income was $495 million in the recent quarter, $372 million in the third quarter of 2020 and $458 million in the second 2021 quarter. GAAP-basis net income for the third quarter of 2021 expressed as an annualized rate of return on average assets and average common shareholders' equity was 1.28% and 12.16%, respectively, improved from 1.06% and 9.53%, respectively, in the similar 2020 period and 1.22% and 11.55%, respectively, in the second quarter of 2021. Included in noninterest expenses in the recent quarter were merger-related expenses associated with M&T’s proposed acquisition of People’s United Financial, Inc. of $9 million ($7 million after tax-effect, or $.05 of diluted earnings per common share), compared with $4 million ($3 million after tax-effect, or $.02 of diluted earnings per common share) in the second quarter of 2021.  There were no merger-related expenses in the third quarter of 2020.

Darren J. King, Executive Vice President and Chief Financial Officer, commented on M&T’s third quarter results, “Results in the recent quarter reflect the strength of M&T’s diversified business model.  Fee income was robust, driven by strong mortgage banking, trust and brokerage, and other payments revenue relative to the year-earlier and immediately preceding quarters.  Higher expense levels, notably incentive compensation and other professional services costs, were largely associated with the increased revenue but also reflect a reversion to more normal levels.  Our balance sheet remains strong, as evidenced by a Common Equity Tier 1 Capital Ratio of 11.1% at September 30, 2021, improved from 10.7% at the end of the second quarter.”

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Earnings Highlights

				Change 3Q21 vs.
($ in millions, except per share data)	3Q21	3Q20	2Q21	3Q20	2Q21

Net income	$495	$372	$458	33%	8%
Net income available to common shareholders ̶ diluted	$476	$353	$439	35%	8%
Diluted earnings per common share	$3.69	$2.75	$3.41	34%	8%
Annualized return on average assets	1.28%	1.06%	1.22%
Annualized return on average common equity	12.16%	9.53%	11.55%

For the first nine-months of 2021, diluted earnings per common share rose 62% to $10.43 from $6.42 in the year-earlier period. GAAP-basis net income for the nine-month period ended September 30, 2021 increased to $1.40 billion from $882 million in the corresponding 2020 period.  Expressed as an annualized rate of return on average assets and average common shareholders’ equity, GAAP-basis net income in the nine-month period ended September 30, 2021 was 1.24% and 11.76%, respectively, improved from .89% and 7.57%, respectively, in the corresponding 2020 period. Merger-related expenses for the first nine months of 2021 were $23 million ($17 million after tax-effect, or $.13 of diluted earnings per common share).  There were no merger-related expenses in the similar period of 2020.

Supplemental Reporting of Non-GAAP Results of Operations.  M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill and core deposit and other intangible asset balances, net of applicable deferred tax amounts) and expenses associated with merging acquired operations into M&T (when incurred), since such items are considered by management to be “nonoperating” in nature.  The amounts of such “nonoperating” expenses are presented in the tables that accompany this release.  Although “net operating income” as defined by M&T is not a GAAP measure, M&T's management believes that this information helps investors understand the effect of acquisition activity in reported results.

Diluted net operating earnings per common share were $3.76 in the recent quarter, up from $2.77 and $3.45 in the third quarter of 2020 and the second quarter of 2021, respectively.  Net operating income totaled $504 million in 2021’s third quarter, $375 million in the third quarter of 2020 and $463 million in the second quarter of 2021.  Expressed as an annualized rate of return on average tangible assets and average tangible common shareholders' equity, net operating income in the recent quarter was 1.34% and 17.54%, respectively, 1.10% and 13.94%, respectively, in the year-earlier quarter and 1.27% and 16.68%, respectively, in the second quarter of 2021.

Diluted net operating earnings per common share during the first nine months of 2021 increased to $10.61 from $6.49 in the similar 2020 period.  Net operating income during the nine-month periods ended September 30, 2021 and 2020 was $1.42 billion and $891 million, respectively. Net operating income expressed as an annualized rate of return on average tangible assets and average tangible common shareholders’ equity was

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1.30% and 17.10%, respectively, in the first nine months of 2021 and was .93% and 11.15%, respectively, in the corresponding 2020 period.

Taxable-equivalent Net Interest Income. Net interest income expressed on a taxable-equivalent basis totaled $971 million in the recent quarter, up from $947 million in the third quarter of 2020 and $946 million in the second 2021 quarter.  The recent quarter improvement as compared with the year-earlier quarter was largely due to lower rates paid on deposit accounts offset, in part, by the impact of lower average outstanding loan balances. As compared with the second quarter of 2021, the higher net interest income in the recent quarter was predominantly the result of increased yields on loans, reflecting fees received from payoffs of Paycheck Protection Program (“PPP”) loans.  The net interest margin in the third quarter of 2021, the third quarter of 2020 and the second quarter of 2021 was 2.74%, 2.95% and 2.77%, respectively. The lower net interest margin in the two most recent quarters reflects higher amounts of low-yielding balances at the Federal Reserve Bank of New York. Those balances add to net interest income, but lower the reported net interest margin. Interest income from PPP loans, including recognition of fees associated with repaid loans, was $71 million in the recent quarter, compared with $39 million in the third quarter of 2020 and $51 million in the second quarter of 2021.

Taxable-equivalent Net Interest Income

				Change 3Q21 vs.
($ in millions)	3Q21	3Q20	2Q21	3Q20	2Q21

Average earning assets	$140,420	$127,689	$136,951	10%	3%
Net interest income ̶ taxable-equivalent	$971	$947	$946	3%	3%
Net interest margin	2.74%	2.95%	2.77%

Provision for Credit Losses/Asset Quality.  Recaptures of the provision for credit losses of $20 million and $15 million were recorded in the third and second quarters of 2021, respectively.  The provision for credit losses totaled $150 million in the third quarter of 2020. The provision in each quarter adjusts the allowance for credit losses to reflect expected losses that are based on economic forecasts as of each quarter-end date. Net loan charge-offs were $40 million during the recent quarter, compared with $30 million in the third quarter of 2020 and $46 million in the second quarter of 2021. Expressed as an annualized percentage of average loans outstanding, net charge-offs were .17% and .12% in the third quarters of 2021 and 2020, respectively, and .19% in the second quarter of 2021.

Loans classified as nonaccrual totaled $2.24 billion at each of September 30, 2021 and June 30, 2021, compared with $1.24 billion at September 30, 2020. As a percentage of loans outstanding, nonaccrual loans were 2.40%, 2.31% and 1.26% at September 30, 2021, June 30, 2021 and September 30, 2020, respectively. The increase in nonaccrual loans from September 30, 2020 to the two most recent quarter-ends reflects the continuing impact of the pandemic on borrowers’ ability to make contractual payments on their loans, most notably loans in the

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hospitality sector.  Assets taken in foreclosure of defaulted loans were $25 million at September 30, 2021, $50 million a year earlier and $28 million at June 30, 2021.

Allowance for Credit Losses.  M&T regularly performs detailed analyses of individual borrowers and portfolios for purposes of assessing the adequacy of the allowance for credit losses. As a result of those analyses, the allowance for credit losses totaled $1.52 billion or 1.62% of loans outstanding at September 30, 2021, compared with $1.76 billion or 1.79% at September 30, 2020 and $1.58 billion or 1.62% at June 30, 2021. The allowance at September 30, 2021, September 30, 2020, and June 30, 2021 represented 1.66%, 1.91%, and 1.69%, respectively, of total loans on those dates, excluding outstanding balances of PPP loans.

Asset Quality Metrics
				Change 3Q21 vs.
($ in millions)	3Q21	3Q20	2Q21	3Q20	2Q21

At end of quarter
Nonaccrual loans	$2,242	$1,240	$2,242	81%	—
Real estate and other foreclosed assets	$25	$50	$28	-50%	-11%
Total nonperforming assets	$2,267	$1,290	$2,270	76%	—
Accruing loans past due 90 days or more (1)	$1,026	$527	$1,077	95%	-5%
Nonaccrual loans as % of loans outstanding	2.40%	1.26%	2.31%

Allowance for credit losses	$1,515	$1,759	$1,575	-14%	-4%
Allowance for credit losses as % of loans outstanding	1.62%	1.79%	1.62%

For the period
Provision for credit losses	$(20)	$150	$(15)	—	—
Net charge-offs	$40	$30	$46	35%	-13%
Net charge-offs as % of average loans (annualized)	.17%	.12%	.19%

(1)	Predominantly government-guaranteed residential real estate loans.

Noninterest Income and Expense.  Noninterest income was $569 million in the third quarter of 2021, up from $521 million in the year-earlier quarter and $514 million in the second quarter of 2021. As compared with the third quarter of 2020, the higher level of noninterest income in the recent quarter resulted largely from higher service charges on deposit accounts, merchant discount and credit card fees, mortgage banking revenues and income from M&T’s trust and brokerage services businesses. The recent quarter’s improvement as compared with the second quarter of 2021 reflects increases in mortgage banking revenues, service charges on deposit accounts, brokerage services income, credit-related fees, and lower unrealized losses on investment securities. Brokerage services income in the recent quarter included approximately $10 million of revenues associated with the sale of select investment products of LPL Financial, an independent financial services broker.  Prior to the transition of M&T’s retail brokerage and certain trust customer business to LPL Financial in mid-June 2021, those customers were provided proprietary trust products managed by M&T and revenues related thereto were reported as trust income.

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Noninterest Income

				Change 3Q21 vs.
($ in millions)	3Q21	3Q20	2Q21	3Q20	2Q21

Mortgage banking revenues	$160	$153	$133	4%	20%
Service charges on deposit accounts	105	91	99	15%	7%
Trust income	157	150	163	5%	-4%
Brokerage services income	20	12	10	77%	100%
Trading account and foreign exchange gains	6	4	7	38%	-14%
Gain (loss) on bank investment securities	—	3	(11)	—	—
Other revenues from operations	121	108	113	12%	7%
Total	$569	$521	$514	9%	11%

Noninterest expense totaled $899 million in the third quarter of 2021, compared with $827 million in the corresponding quarter of 2020 and $865 million in the second quarter of 2021.  Excluding expenses considered to be nonoperating in nature, such as amortization of core deposit and other intangible assets and merger-related expenses, noninterest operating expenses were $888 million in the recent quarter, $823 million in the third quarter of 2020 and $859 million in 2021’s second quarter. Factors contributing to the increase in noninterest operating expenses in the recent quarter as compared with the year-earlier quarter were higher costs for salaries and employee benefits (reflecting increased incentive compensation expenses), outside data processing and software, and professional services. As compared with the second quarter of 2021, the higher level of noninterest operating expenses in the recent quarter resulted largely from higher incentive compensation.

Noninterest Expense

				Change 3Q21 vs.
($ in millions)	3Q21	3Q20	2Q21	3Q20	2Q21

Salaries and employee benefits	$510	$479	$479	7%	7%
Equipment and net occupancy	81	81	81	—	—
Outside data processing and software	73	65	74	13%	-2%
FDIC assessments	19	12	18	55%	5%
Advertising and marketing	15	12	13	28%	14%
Printing, postage and supplies	8	9	11	-16%	-29%
Amortization of core deposit and other intangible assets	3	4	3	-30%	—
Other costs of operations	190	165	186	16%	3%
Total	$899	$827	$865	9%	4%

The efficiency ratio, or noninterest operating expenses divided by the sum of taxable-equivalent net interest income and noninterest income (exclusive of gains and losses from bank investment securities), measures the relationship of operating expenses to revenues.  M&T's efficiency ratio was 57.7% in the third quarter of 2021, 56.2% in the year-earlier quarter and 58.4% in the second quarter of 2021.

Balance Sheet.  M&T had total assets of $151.9 billion at September 30, 2021, compared with $138.6 billion and $150.6 billion at September 30, 2020 and June 30, 2021, respectively. Loans and leases, net of unearned

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discount, were $93.6 billion at September 30, 2021, compared with $98.4 billion at September 30, 2020 and $97.1 billion at June 30, 2021. The lower level of loans and leases at the recent quarter-end as compared with September 30, 2020 reflects a $5.4 billion decline in commercial loans, partially offset by growth in consumer loans of $1.5 billion.  The lower commercial loan balances reflect declines in PPP and dealer floor plan loans.  The rise in consumer loans resulted from higher balances of recreational finance and automobile loans. The decline in total loans and leases at the recent quarter-end as compared with June 30, 2021 resulted largely from lower commercial loans of $2.9 billion. The decrease in commercial loans reflects lower balances of PPP loans. Those loans totaled $2.2 billion at September 30, 2021, compared with $6.5 billion at September 30, 2020 and $4.3 billion at June 30, 2021. Total deposits were $128.7 billion at the recent quarter-end, $115.2 billion at September 30, 2020 and $128.3 billion at June 30, 2021. The increased levels of deposits at the two most recent quarter-ends as compared with September 30, 2020 reflect higher levels of liquidity being maintained by many commercial and consumer customers.

Total shareholders' equity was $17.5 billion, or 11.54% of total assets at September 30, 2021, $16.1 billion, or 11.61% at September 30, 2020 and $16.7 billion, or 11.10% at June 30, 2021. Common shareholders' equity was $15.8 billion, or $122.60 per share, at September 30, 2021, compared with $14.9 billion, or $115.75 per share, a year-earlier and $15.5 billion, or $120.22 per share, at June 30, 2021. Tangible equity per common share was $86.88 at September 30, 2021, $79.85 at September 30, 2020 and $84.47 at June 30, 2021. In the calculation of tangible equity per common share, common shareholders' equity is reduced by the carrying values of goodwill and core deposit and other intangible assets, net of applicable deferred tax balances.  M&T estimates that the ratio of Common Equity Tier 1 to risk-weighted assets under regulatory capital rules was approximately 11.1% at September 30, 2021, up from 10.7% three months earlier.

Conference Call.  Investors will have an opportunity to listen to M&T's conference call to discuss third quarter financial results today at 11:00 a.m. Eastern Time.  Those wishing to participate in the call may dial

(877) 876-9173.  International participants, using any applicable international calling codes, may dial

(785) 424-1667.  Callers should reference M&T Bank Corporation or the conference ID #MTBQ321.  The conference call will be webcast live through M&T's website at https://ir.mtb.com/events-presentations. A replay of the call will be available through Wednesday, October 27, 2021 by calling (800) 727-6189, or (402) 220-2671 for international participants. No conference ID is required.  The event will also be archived and available by 3:00 p.m. today on M&T's website at https://ir.mtb.com/events-presentations.

About M&T.  M&T is a financial holding company headquartered in Buffalo, New York.  M&T's principal banking subsidiary, M&T Bank, operates banking offices in New York, Maryland, New Jersey, Pennsylvania, Delaware, Connecticut, Virginia, West Virginia and the District of Columbia.  Trust-related services are provided by M&T's Wilmington Trust-affiliated companies and by M&T Bank.

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Who We Are.  We are a bank for communities – bringing the capabilities of a large bank with the care of a locally focused institution. Our purpose is to make a difference in people’s lives serving all our stakeholders. The keys to our approach are characterized by responsible lending based on the advantages of local knowledge and scale, and our long history of being prudent stewards of our shareholders’ capital. For more on our approach as a bank for communities, please review our latest ESG report available on M&T’s website.

Earlier this month it was announced that M&T Bank again ranked in the nation’s top 10 for U.S. Small Business Administration lending.  For 13 consecutive years, M&T Bank has remained one of the top 10 SBA lenders in the country.  Additionally in the quarter, M&T Bank continued to focus on its multicultural customers in its diverse communities by establishing several multicultural banking centers across its footprint to enhance local branch experience by offering services in English and other languages.  Customers can also now complete cash transactions at M&T Bank ATMs in four languages.

Forward-Looking Statements.  This news release and related conference call may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the rules and regulations of the SEC.  Any statement that does not describe historical or current facts is a forward-looking statement, including statements based on current expectations, estimates and projections about M&T's business, and management's beliefs and assumptions.

Statements regarding the potential effects of the COVID-19 pandemic on M&T's business, financial condition, liquidity and results of operations may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond M&T's control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on customers, clients, third parties and M&T.

Also as described further below, statements regarding M&T’s expectations or predictions regarding the proposed transaction between M&T and People’s United Financial, Inc. (“People’s United”) are forward-looking statements, including statements regarding the expected timing, completion and effects of the proposed transaction as well as M&T’s and People’s United’s expected financial results, prospects, targets, goals and outlook.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could,” or “may,” or by variations of such words or by similar expressions.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("future factors") which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

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Future factors include risks, predictions and uncertainties relating to the impact of the People’s United transaction (as described in the next paragraph); the impact of the COVID-19 pandemic; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; legislation or regulations affecting the financial services industry and/or M&T and its subsidiaries individually or collectively, including tax policy; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board, regulatory agencies or legislation; increasing price, product and service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products and services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries' future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with M&T's initial expectations, including the full realization of anticipated cost savings and revenue enhancements.

In addition, future factors related to the proposed transaction between M&T and People’s United include, among others: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between M&T and People’s United; the outcome of any legal proceedings that may be instituted against M&T or People’s United; the possibility that the proposed transaction will not close when expected or at all because required regulatory or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated; the risk that any announcements relating to the proposed combination could have adverse effects on the market price of the common stock of either or both parties to the combination; the possibility that the anticipated benefits of the transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where M&T and People’s United do business; certain restrictions during the pendency of the merger that may impact the parties’ ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; M&T’s and People’s United’s success in executing their respective business plans and

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strategies and managing the risks involved in the foregoing; the business, economic and political conditions in the markets in which the parties operate; and other factors that may affect future results of M&T and People’s United.

Future factors related to the proposed transaction also include risks, such as, among others: that the proposed combination and its announcement could have an adverse effect on either or both parties’ ability to retain customers and retain or hire key personnel and maintain relationships with customers; that the proposed combination may be more difficult or time-consuming than anticipated, including in areas such as sales force, cost containment, asset realization, systems integration and other key strategies; and that revenues following the proposed combination may be lower than expected, including for possible reasons such as unexpected costs, charges or expenses resulting from the transactions; as well as the unforeseen risks relating to liabilities of M&T or People’s United that may exist, and uncertainty as to the extent of the duration, scope, and impacts of the COVID-19 pandemic on People’s United, M&T and the proposed combination.

These are representative of the future factors that could affect the outcome of the forward-looking statements.  In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other future factors.

M&T provides further detail regarding these risks and uncertainties in its 2020 Form 10-K, including in the Risk Factors section of such report, as well as in other SEC filings. Forward-looking statements speak only as of the date made, and M&T does not assume any duty and does not undertake to update forward-looking statements.

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Financial Highlights

	Three months ended			Nine months ended
	September 30			September 30
Amounts in thousands, except per share	2021	2020	Change	2021	2020	Change
Performance
Net income	$495,460	372,136	33%	$1,400,778	882,012	59%
Net income available to common shareholders	475,961	353,400	35%	1,342,812	827,204	62%
Per common share:
Basic earnings	$3.70	2.75	35%	$10.44	6.42	63%
Diluted earnings	3.69	2.75	34%	10.43	6.42	62%
Cash dividends	$1.10	1.10	—	$3.30	3.30	—
Common shares outstanding:
Average - diluted (1)	128,844	128,355	—	128,786	128,813	—
Period end (2)	128,699	128,303	—	128,699	128,303	—
Return on (annualized):
Average total assets	1.28%	1.06%		1.24%	.89%
Average common shareholders' equity	12.16%	9.53%		11.76%	7.57%
Taxable-equivalent net interest income	$970,953	947,114	3%	$2,902,154	2,890,353	—
Yield on average earning assets	2.82%	3.13%		2.91%	3.53%
Cost of interest-bearing liabilities	.14%	.30%		.15%	.50%
Net interest spread	2.68%	2.83%		2.76%	3.03%
Contribution of interest-free funds	.06%	.12%		.07%	.19%
Net interest margin	2.74%	2.95%		2.83%	3.22%
Net charge-offs to average total net loans (annualized)	.17%	.12%		.22%	.21%
Net operating results (3)
Net operating income	$504,030	375,029	34%	$1,424,361	890,692	60%
Diluted net operating earnings per common share	3.76	2.77	36%	10.61	6.49	63%
Return on (annualized):
Average tangible assets	1.34%	1.10%		1.30%	.93%
Average tangible common equity	17.54%	13.94%		17.10%	11.15%
Efficiency ratio	57.7%	56.2%		58.8%	57.0%

	At September 30
Loan quality	2021	2020	Change
Nonaccrual loans	$2,242,263	1,239,972	81%
Real estate and other foreclosed assets	24,786	49,872	-50%
Total nonperforming assets	$2,267,049	1,289,844	76%
Accruing loans past due 90 days or more (4)	$1,026,080	527,258	95%
Government guaranteed loans included in totals above:
Nonaccrual loans	$47,358	45,975	3%
Accruing loans past due 90 days or more	947,091	505,446	87%
Renegotiated loans	$242,955	242,581	—
Nonaccrual loans to total net loans	2.40%	1.26%
Allowance for credit losses to total loans	1.62%	1.79%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)

Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 17.

(4)	Predominantly residential real estate loans.

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Financial Highlights, Five Quarter Trend

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Amounts in thousands, except per share	2021	2021	2021	2020	2020
Performance
Net income	$495,460	458,069	447,249	471,140	372,136
Net income available to common shareholders	475,961	438,759	428,093	451,869	353,400
Per common share:
Basic earnings	$3.70	3.41	3.33	3.52	2.75
Diluted earnings	3.69	3.41	3.33	3.52	2.75
Cash dividends	$1.10	1.10	1.10	1.10	1.10
Common shares outstanding:
Average - diluted (1)	128,844	128,842	128,669	128,379	128,355
Period end (2)	128,699	128,686	128,658	128,333	128,303
Return on (annualized):
Average total assets	1.28%	1.22%	1.22%	1.30%	1.06%
Average common shareholders' equity	12.16%	11.55%	11.57%	12.07%	9.53%
Taxable-equivalent net interest income	$970,953	946,072	985,128	993,252	947,114
Yield on average earning assets	2.82%	2.85%	3.08%	3.15%	3.13%
Cost of interest-bearing liabilities	.14%	.14%	.18%	.25%	.30%
Net interest spread	2.68%	2.71%	2.90%	2.90%	2.83%
Contribution of interest-free funds	.06%	.06%	.07%	.10%	.12%
Net interest margin	2.74%	2.77%	2.97%	3.00%	2.95%
Net charge-offs to average total net loans (annualized)	.17%	.19%	.31%	.39%	.12%
Net operating results (3)
Net operating income	$504,030	462,959	457,372	473,453	375,029
Diluted net operating earnings per common share	3.76	3.45	3.41	3.54	2.77
Return on (annualized):
Average tangible assets	1.34%	1.27%	1.29%	1.35%	1.10%
Average tangible common equity	17.54%	16.68%	17.05%	17.53%	13.94%
Efficiency ratio	57.7%	58.4%	60.3%	54.6%	56.2%

	September 30,	June 30,	March 31,	December 31,	September 30,
Loan quality	2021	2021	2021	2020	2020
Nonaccrual loans	$2,242,263	2,242,057	1,957,106	1,893,299	1,239,972
Real estate and other foreclosed assets	24,786	27,902	29,797	34,668	49,872
Total nonperforming assets	$2,267,049	2,269,959	1,986,903	1,927,967	1,289,844
Accruing loans past due 90 days or more (4)	$1,026,080	1,077,227	1,084,553	859,208	527,258
Government guaranteed loans included in totals above:
Nonaccrual loans	$47,358	49,796	51,668	48,820	45,975
Accruing loans past due 90 days or more	947,091	1,029,331	1,044,599	798,121	505,446
Renegotiated loans	$242,955	236,377	242,121	238,994	242,581
Nonaccrual loans to total net loans	2.40%	2.31%	1.97%	1.92%	1.26%
Allowance for credit losses to total loans	1.62%	1.62%	1.65%	1.76%	1.79%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)

Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 18.

(4)	Predominantly residential real estate loans.

12-12-12-12-12

M&T BANK CORPORATION

Condensed Consolidated Statement of Income

	Three months ended			Nine months ended
	September 30			September 30
Dollars in thousands	2021	2020	Change	2021	2020	Change
Interest income	$992,946	1,001,161	-1%	$2,980,266	3,153,822	-6%
Interest expense	25,696	58,066	-56	89,281	276,785	-68
Net interest income	967,250	943,095	3	2,890,985	2,877,037	—
Provision for credit losses	(20,000)	150,000	—	(60,000)	725,000	—
Net interest income after provision for credit losses	987,250	793,095	24	2,950,985	2,152,037	37
Other income
Mortgage banking revenues	159,995	153,267	4	432,062	426,200	1
Service charges on deposit accounts	105,426	91,355	15	296,721	274,971	8
Trust income	156,876	149,937	5	475,889	450,570	6
Brokerage services income	20,490	11,602	77	43,868	35,194	25
Trading account and foreign exchange gains	5,563	4,026	38	18,349	33,332	-45
Gain (loss) on bank investment securities	291	2,773	—	(22,646)	(11,040)	—
Other revenues from operations	120,485	107,601	12	344,114	327,967	5
Total other income	569,126	520,561	9	1,588,357	1,537,194	3
Other expense
Salaries and employee benefits	510,422	478,897	7	1,530,634	1,474,582	4
Equipment and net occupancy	80,738	81,080	—	244,057	237,809	3
Outside data processing and software	72,782	64,660	13	213,025	190,446	12
FDIC assessments	18,810	12,121	55	50,874	38,599	32
Advertising and marketing	15,208	11,855	28	43,200	44,072	-2
Printing, postage and supplies	7,917	9,422	-16	28,367	31,534	-10
Amortization of core deposit and other intangible assets	2,738	3,914	-30	8,213	11,740	-30
Other costs of operations	190,719	164,825	16	565,753	511,450	11
Total other expense	899,334	826,774	9	2,684,123	2,540,232	6
Income before income taxes	657,042	486,882	35	1,855,219	1,148,999	61
Applicable income taxes	161,582	114,746	41	454,441	266,987	70
Net income	$495,460	372,136	33%	$1,400,778	882,012	59%

13-13-13-13-13

M&T BANK CORPORATION

Condensed Consolidated Statement of Income, Five Quarter Trend

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Dollars in thousands	2021	2021	2021	2020	2020
Interest income	$992,946	970,358	1,016,962	1,038,890	1,001,161
Interest expense	25,696	28,018	35,567	49,610	58,066
Net interest income	967,250	942,340	981,395	989,280	943,095
Provision for credit losses	(20,000)	(15,000)	(25,000)	75,000	150,000
Net interest income after provision for credit losses	987,250	957,340	1,006,395	914,280	793,095
Other income
Mortgage banking revenues	159,995	133,313	138,754	140,441	153,267
Service charges on deposit accounts	105,426	98,518	92,777	95,817	91,355
Trust income	156,876	162,991	156,022	151,314	149,937
Brokerage services income	20,490	10,265	13,113	12,234	11,602
Trading account and foreign exchange gains	5,563	6,502	6,284	7,204	4,026
Gain (loss) on bank investment securities	291	(10,655)	(12,282)	1,619	2,773
Other revenues from operations	120,485	112,699	110,930	142,621	107,601
Total other income	569,126	513,633	505,598	551,250	520,561
Other expense
Salaries and employee benefits	510,422	479,134	541,078	476,110	478,897
Equipment and net occupancy	80,738	80,848	82,471	84,228	81,080
Outside data processing and software	72,782	74,492	65,751	68,034	64,660
FDIC assessments	18,810	17,876	14,188	15,204	12,121
Advertising and marketing	15,208	13,364	14,628	17,832	11,855
Printing, postage and supplies	7,917	11,133	9,317	8,335	9,422
Amortization of core deposit and other intangible assets	2,738	2,737	2,738	3,129	3,914
Other costs of operations	190,719	185,761	189,273	172,136	164,825
Total other expense	899,334	865,345	919,444	845,008	826,774
Income before income taxes	657,042	605,628	592,549	620,522	486,882
Applicable income taxes	161,582	147,559	145,300	149,382	114,746
Net income	$495,460	458,069	447,249	471,140	372,136

14-14-14-14-14

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet

	September 30
Dollars in thousands	2021	2020	Change
ASSETS
Cash and due from banks	$1,479,712	1,489,232	-1%
Interest-bearing deposits at banks	38,445,788	20,197,937	90
Trading account	624,556	1,215,573	-49
Investment securities	6,447,622	7,723,004	-17
Loans and leases:
Commercial, financial, etc.	22,514,940	27,891,648	-19
Real estate - commercial	37,023,952	37,582,084	-1
Real estate - consumer	16,209,354	16,663,708	-3
Consumer	17,834,648	16,309,608	9
Total loans and leases, net of unearned discount	93,582,894	98,447,048	-5
Less: allowance for credit losses	1,515,024	1,758,505	-14
Net loans and leases	92,067,870	96,688,543	-5
Goodwill	4,593,112	4,593,112	—
Core deposit and other intangible assets	5,952	17,294	-66
Other assets	8,236,582	6,702,048	23
Total assets	$151,901,194	138,626,743	10%

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$56,542,309	44,201,670	28%
Interest-bearing deposits	72,158,987	70,061,680	3
Deposits at Cayman Islands office	—	899,989	-100
Total deposits	128,701,296	115,163,339	12
Short-term borrowings	103,548	46,123	125
Accrued interest and other liabilities	2,067,188	1,857,383	11
Long-term borrowings	3,500,391	5,458,885	-36
Total liabilities	134,372,423	122,525,730	10
Shareholders' equity:
Preferred	1,750,000	1,250,000	40
Common	15,778,771	14,851,013	6
Total shareholders' equity	17,528,771	16,101,013	9
Total liabilities and shareholders' equity	$151,901,194	138,626,743	10%

15-15-15-15-15

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet, Five Quarter Trend

	September 30,	June 30,	March 31,	December 31,	September 30,
Dollars in thousands	2021	2021	2021	2020	2020
ASSETS
Cash and due from banks	$1,479,712	1,410,468	1,258,989	1,552,743	1,489,232
Interest-bearing deposits at banks	38,445,788	33,864,824	31,407,227	23,663,810	20,197,937
Federal funds sold	—	—	1,000	—	—
Trading account	624,556	712,558	687,359	1,068,581	1,215,573
Investment securities	6,447,622	6,143,177	6,610,667	7,045,697	7,723,004
Loans and leases:
Commercial, financial, etc.	22,514,940	25,409,291	27,811,190	27,574,564	27,891,648
Real estate - commercial	37,023,952	37,558,775	37,425,974	37,637,889	37,582,084
Real estate - consumer	16,209,354	16,704,951	17,349,683	16,752,993	16,663,708
Consumer	17,834,648	17,440,415	16,712,233	16,570,421	16,309,608
Total loans and leases, net of unearned discount	93,582,894	97,113,432	99,299,080	98,535,867	98,447,048
Less: allowance for credit losses	1,515,024	1,575,128	1,636,206	1,736,387	1,758,505
Net loans and leases	92,067,870	95,538,304	97,662,874	96,799,480	96,688,543
Goodwill	4,593,112	4,593,112	4,593,112	4,593,112	4,593,112
Core deposit and other intangible assets	5,952	8,690	11,427	14,165	17,294
Other assets	8,236,582	8,351,574	8,248,405	7,863,517	6,702,048
Total assets	$151,901,194	150,622,707	150,481,060	142,601,105	138,626,743

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$56,542,309	55,621,230	53,641,419	47,572,884	44,201,670
Interest-bearing deposits	72,158,987	72,647,542	74,193,255	71,580,750	70,061,680
Deposits at Cayman Islands office	—	—	641,691	652,104	899,989
Total deposits	128,701,296	128,268,772	128,476,365	119,805,738	115,163,339
Short-term borrowings	103,548	91,235	58,957	59,482	46,123
Accrued interest and other liabilities	2,067,188	2,042,948	2,000,727	2,166,409	1,857,383
Long-term borrowings	3,500,391	3,499,448	3,498,503	4,382,193	5,458,885
Total liabilities	134,372,423	133,902,403	134,034,552	126,413,822	122,525,730
Shareholders' equity:
Preferred	1,750,000	1,250,000	1,250,000	1,250,000	1,250,000
Common	15,778,771	15,470,304	15,196,508	14,937,283	14,851,013
Total shareholders' equity	17,528,771	16,720,304	16,446,508	16,187,283	16,101,013
Total liabilities and shareholders' equity	$151,901,194	150,622,707	150,481,060	142,601,105	138,626,743

16-16-16-16-16

M&T BANK CORPORATION

Condensed Consolidated Average Balance Sheet and Annualized Taxable-equivalent Rates

	Three months ended						Change in balance		Nine months ended
	September 30,		September 30,		June 30,		September 30, 2021 from		September 30,				Change
Dollars in millions	2021		2020		2021		September 30,	June 30,	2021		2020		in
	Balance	Rate	Balance	Rate	Balance	Rate	2020	2021	Balance	Rate	Balance	Rate	balance
ASSETS
Interest-bearing deposits at banks	$39,036	.15%	16,440	.10%	32,081	.11%	137%	22%	$32,969	.12%	13,021	.28%	153%
Federal funds sold and agreements to resell securities	—	.47	5,113	.13	—	.48	-100	40	223	.12	2,353	.33	—
Trading account	51	2.71	50	1.62	49	1.76	2	3	50	1.97	54	2.15	-7
Investment securities	6,019	2.19	7,876	1.95	6,211	2.23	-24	-3	6,276	2.23	8,490	2.14	-26
Loans and leases, net of unearned discount
Commercial, financial, etc.	23,730	3.96	28,333	3.05	27,055	3.26	-16	-12	26,155	3.57	27,455	3.37	-5
Real estate - commercial	37,547	3.87	37,243	4.19	37,419	3.92	1	—	37,525	3.98	36,743	4.47	2
Real estate - consumer	16,379	3.59	16,558	3.69	17,022	3.54	-1	-4	16,932	3.56	16,032	3.90	6
Consumer	17,658	4.34	16,076	4.76	17,114	4.44	10	3	17,134	4.47	15,683	4.96	9
Total loans and leases, net	95,314	3.95	98,210	3.89	98,610	3.79	-3	-3	97,746	3.91	95,913	4.17	2
Total earning assets	140,420	2.82	127,689	3.13	136,951	2.85	10	3	137,264	2.91	119,831	3.53	15
Goodwill	4,593		4,593		4,593		—	—	4,593		4,593		—
Core deposit and other intangible assets	7		19		10		-62	-27	10		23		-57
Other assets	9,017		7,880		9,087		14	-1	9,100		7,983		14
Total assets	$154,037		140,181		150,641		10%	2%	$150,967		132,430		14%

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits
Savings and interest-checking deposits	$70,976	.04	65,848	.14	71,561	.05	8%	-1%	$71,000	.05	61,729	.27	15%
Time deposits	3,061	.46	4,715	1.22	3,358	.61	-35	-9	3,381	.62	5,245	1.43	-36
Deposits at Cayman Islands office	—	—	957	.10	50	.12	-100	-100	242	.11	1,214	.42	-80
Total interest-bearing deposits	74,037	.06	71,520	.21	74,969	.07	4	-1	74,623	.08	68,188	.37	9
Short-term borrowings	91	.01	62	.01	61	.01	48	50	72	.01	61	.06	18
Long-term borrowings	3,431	1.75	5,499	1.51	3,429	1.74	-38	—	3,569	1.76	5,974	2.01	-40
Total interest-bearing liabilities	77,559	.14	77,081	.30	78,459	.14	1	-1	78,264	.15	74,223	.50	5
Noninterest-bearing deposits	57,218		44,786		53,444		28	7	53,864		39,931		35
Other liabilities	2,151		2,241		2,167		-4	-1	2,167		2,360		-8
Total liabilities	136,928		124,108		134,070		10	2	134,295		116,514		15
Shareholders' equity	17,109		16,073		16,571		6	3	16,672		15,916		5
Total liabilities and shareholders' equity	$154,037		140,181		150,641		10%	2%	$150,967		132,430		14%

Net interest spread		2.68		2.83		2.71				2.76		3.03
Contribution of interest-free funds		.06		.12		.06				.07		.19
Net interest margin		2.74%		2.95%		2.77%				2.83%		3.22%

17-17-17-17-17

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures

	Three months ended		Nine months ended
	September 30		September 30
	2021	2020	2021	2020
Income statement data
In thousands, except per share
Net income
Net income	$495,460	372,136	1,400,778	882,012
Amortization of core deposit and other intangible assets (1)	2,028	2,893	6,085	8,680
Merger-related expenses (1)	6,542	—	17,498	—
Net operating income	$504,030	375,029	1,424,361	890,692

Earnings per common share
Diluted earnings per common share	$3.69	2.75	10.43	6.42
Amortization of core deposit and other intangible assets (1)	.02	.02	.05	.07
Merger-related expenses (1)	.05	—	.13	—
Diluted net operating earnings per common share	$3.76	2.77	10.61	6.49

Other expense
Other expense	$899,334	826,774	2,684,123	2,540,232
Amortization of core deposit and other intangible assets	(2,738)	(3,914)	(8,213)	(11,740)
Merger-related expenses	(8,826)	—	(22,670)	—
Noninterest operating expense	$887,770	822,860	2,653,240	2,528,492
Merger-related expenses
Salaries and employee benefits	$60	—	64	—
Equipment and net occupancy	1	—	1	—
Outside data processing and software	625	—	869	—
Advertising and marketing	505	—	529	—
Printing, postage and supplies	730	—	2,779	—
Other costs of operations	6,905	—	18,428	—
Other expense	$8,826	—	22,670	—
Efficiency ratio
Noninterest operating expense (numerator)	$887,770	822,860	2,653,240	2,528,492
Taxable-equivalent net interest income	$970,953	947,114	2,902,154	2,890,353
Other income	569,126	520,561	1,588,357	1,537,194
Less: Gain (loss) on bank investment securities	291	2,773	(22,646)	(11,040)
Denominator	$1,539,788	1,464,902	4,513,157	4,438,587
Efficiency ratio	57.7%	56.2%	58.8%	57.0%
Balance sheet data
In millions
Average assets
Average assets	$154,037	140,181	150,967	132,430
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(7)	(19)	(10)	(23)
Deferred taxes	2	5	2	6
Average tangible assets	$149,439	135,574	146,366	127,820
Average common equity
Average total equity	$17,109	16,073	16,672	15,916
Preferred stock	(1,495)	(1,250)	(1,332)	(1,250)
Average common equity	15,614	14,823	15,340	14,666
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(7)	(19)	(10)	(23)
Deferred taxes	2	5	2	6
Average tangible common equity	$11,016	10,216	10,739	10,056
At end of quarter
Total assets
Total assets	$151,901	138,627
Goodwill	(4,593)	(4,593)
Core deposit and other intangible assets	(6)	(17)
Deferred taxes	2	4
Total tangible assets	$147,304	134,021
Total common equity
Total equity	$17,529	16,101
Preferred stock	(1,750)	(1,250)
Common equity	15,779	14,851
Goodwill	(4,593)	(4,593)
Core deposit and other intangible assets	(6)	(17)
Deferred taxes	2	4
Total tangible common equity	$11,182	10,245

(1)	After any related tax effect.

18-18-18-18-18

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2021	2021	2020	2020
Income statement data
In thousands, except per share
Net income
Net income	$495,460	458,069	447,249	471,140	372,136
Amortization of core deposit and other intangible assets (1)	2,028	2,023	2,034	2,313	2,893
Merger-related expenses (1)	6,542	2,867	8,089	—	—
Net operating income	$504,030	462,959	457,372	473,453	375,029

Earnings per common share
Diluted earnings per common share	$3.69	3.41	3.33	3.52	2.75
Amortization of core deposit and other intangible assets (1)	.02	.02	.02	.02	.02
Merger-related expenses (1)	.05	.02	.06	—	—
Diluted net operating earnings per common share	$3.76	3.45	3.41	3.54	2.77

Other expense
Other expense	$899,334	865,345	919,444	845,008	826,774
Amortization of core deposit and other intangible assets	(2,738)	(2,737)	(2,738)	(3,129)	(3,914)
Merger-related expenses	(8,826)	(3,893)	(9,951)	—	—
Noninterest operating expense	$887,770	858,715	906,755	841,879	822,860
Merger-related expenses
Salaries and employee benefits	$60	4	—	—	—
Equipment and net occupancy	1	—	—	—	—
Outside data processing and software	625	244	—	—	—
Advertising and marketing	505	24	—	—	—
Printing, postage and supplies	730	2,049	—	—	—
Other costs of operations	6,905	1,572	9,951	—	—
Other expense	$8,826	3,893	9,951	—	—
Efficiency ratio
Noninterest operating expense (numerator)	$887,770	858,715	906,755	841,879	822,860
Taxable-equivalent net interest income	$970,953	946,072	985,128	993,252	947,114
Other income	569,126	513,633	505,598	551,250	520,561
Less: Gain (loss) on bank investment securities	291	(10,655)	(12,282)	1,619	2,773
Denominator	$1,539,788	1,470,360	1,503,008	1,542,883	1,464,902
Efficiency ratio	57.7%	58.4%	60.3%	54.6%	56.2%
Balance sheet data
In millions
Average assets
Average assets	$154,037	150,641	148,157	144,563	140,181
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(7)	(10)	(13)	(16)	(19)
Deferred taxes	2	3	3	4	5
Average tangible assets	$149,439	146,041	143,554	139,958	135,574
Average common equity
Average total equity	$17,109	16,571	16,327	16,213	16,073
Preferred stock	(1,495)	(1,250)	(1,250)	(1,250)	(1,250)
Average common equity	15,614	15,321	15,077	14,963	14,823
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(7)	(10)	(13)	(16)	(19)
Deferred taxes	2	3	3	4	5
Average tangible common equity	$11,016	10,721	10,474	10,358	10,216
At end of quarter
Total assets
Total assets	$151,901	150,623	150,481	142,601	138,627
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(6)	(9)	(12)	(14)	(17)
Deferred taxes	2	2	3	4	4
Total tangible assets	$147,304	146,023	145,879	137,998	134,021
Total common equity
Total equity	$17,529	16,720	16,447	16,187	16,101
Preferred stock	(1,750)	(1,250)	(1,250)	(1,250)	(1,250)
Common equity	15,779	15,470	15,197	14,937	14,851
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(6)	(9)	(12)	(14)	(17)
Deferred taxes	2	2	3	4	4
Total tangible common equity	$11,182	10,870	10,595	10,334	10,245

(1)	After any related tax effect.